AMKOR TECHNOLOGY, INC.

NOTICE OF GUARANTEED DELIVERY

OFFER FOR ALL OUTSTANDING

7 1/8% SENIOR NOTES DUE 2011

IN EXCHANGE FOR

7 1/8% SENIOR NOTES DUE 2011

THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS, DATED                         , 2004

       This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Amkor Technology, Inc. (the “Company”) made pursuant to the prospectus, dated                     , 2004, if (i) certificates of outstanding 7 1/8% Senior Notes due 2011 of the Company (the “Original Notes”) are not immediately available, (ii) certificates for Original Notes, the letter of transmittal or any other documents required by the letter of transmittal cannot be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) on or prior to the Expiration Date, or (iii) the applicable procedures for book-entry transfer cannot be completed on a timely basis. Such notice of guaranteed delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal for original notes held in certificated form (or a facsimile thereof) or an agent’s message instead of a letter of transmittal for original notes held in book-entry form must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the letter of transmittal.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail (Registered or Certified Mail Recommended) or Courier:	By Facsimile Transmission (Eligible Institutions Only):	Confirm by Telephone (612) 316-4305

Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 Sixth Street and Marquette Avenue Minneapolis, MN 55479 Attention: Amkor Exchange Offer	(612) 677-6961 Attention: Joe Taffe

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

      This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, in accordance with the Company’s offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which the undersigned hereby acknowledges, the aggregate principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and in Instruction 2 of the letter of transmittal.

      The undersigned hereby tenders the Original Notes listed below:

Certificate Number(s) (if known) of	Aggregate Principal	Aggregate Principal
Original Notes or DTC Account Number(s)	Amount Represented	Amount Tendered*

PLEASE SIGN AND COMPLETE

Name of Record Holder(s):

Name of eligible guarantor institution guaranteeing delivery:

Provide the following information for original notes certificates to be delivered to the exchange agent:

          Certificate numbers for original notes tendered:

Provide the following information for original notes to be tendered by book-entry delivery:

          Name of Tendering Institution:

          DTC account number:

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature(s):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:	, 2004

*	Unless otherwise indicated, any tendering holder of the Original Notes will be deemed to have tendered the entire aggregate principal amount represented by such Original Notes. All tenders must be in integral multiples of $1,000.

     THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF ORIGINAL NOTES EXACTLY AS THE NAME(S) OF SUCH PERSONS(S) APPEAR(S) ON CERTIFICATES FOR ORIGINAL NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF ORIGINAL NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17(A)(d)-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of either (i) in the case of original notes held in book-entry form, by book-entry transfer into the account of the exchange agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents, or (ii) in the case of original notes held in certificated form, by delivering to the exchange agent certificates representing the original notes tendered hereby, together with the letter of transmittal (or a manually signed facsimile copy of the letter of transmittal), and any required signature guarantees and other required documents, in either case, by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm: Address of Firm: (Include Zip Code) Area Code and Telephone No.:	(Authorized signature) Name: Title: (Please Type or Print) Date:

      DO NOT SEND PHYSICAL CERTIFICATES REPRESENTING ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF PHYSICAL CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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